Exhibit 4.13

AMENDMENT NO. 4 TO RIGHTS AGREEMENT

This Amendment No. 4 (“Amendment”), dated as of March 9, 2012, to the Rights Agreement, dated as of October 25, 2000 (as amended to date, the “Rights Agreement”), between Compuware Corporation, a Michigan corporation (the “Company”), and Equiserve Trust Company, N.A., a National Banking Association, now known as Computershare Trust Company N.A., (the “Rights Agent”).

WHEREAS, the Company and the Rights Agent have entered into the Rights Agreement specifying the terms of the Rights (as defined therein);

WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement in accordance with Section 28 of the Rights Agreement.

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

1.           The definition of “Final Expiration Date” is amended and restated in its entirety as follows:

  “Final Expiration Date” shall mean the Close of Business on May 9, 2015.

2.           The Form of Right Certificate attached to the Agreement as Exhibit B, as amended, is hereby amended by replacing all references to “May 9, 2012” therein with “May 9, 2015”.

3.           The Summary of Rights to Purchase Preferred Shares attached to the Agreement as Exhibit C, as amended, is hereby amended by replacing all references to “May 9, 2012” therein with “May 9, 2015”.

4.           The term “Agreement” as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

5.           Except as amended by this Amendment, the Rights Agreement shall remain in full force and effect.

6.           This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

COMPUWARE CORPORATION	COMPUTERSHARE TRUST COMPANY, N.A.

By: /s/Daniel S. Follis, Jr.	By: /s/ Dennis V. Moccia

Name: Daniel S. Follis, Jr.	Name: Dennis V. Moccia
Title: V. P., General Counsel and Secretary	Title: Manager, Contract Administration